EXHIBIT (g)(1)(b)

                       AMENDMENT TO THE CUSTODY AGREEMENT
                       BY AND BETWEEN TD WATERHOUSE TRUST
                           AND THE BANK OF NEW YORK

         Amendment made as of September 6, 2000 to the Custody Agreement dated as November 5, 1999 (the "Agreement"), by and between TD WATERHOUSE TRUST (the "Trust") and The Bank of New York (the "Bank").

                                   WITNESSETH:

WHEREAS, the Trust and the Bank desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.   Article I, Item 15 is revised as follows:

                  "Instructions" shall mean instructions communications transmitted by electronic or telecommunications media including S.W.I.F.T., computer-to-computer interface dedicated transmission line, facsimile transmission (which must be signed by at least two Authorized Persons) and tested telex.

2.   Appendix B is revised as follows:

                                   APPENDIX B

                                     SERIES

                               TD WATERHOUSE TRUST
                            TD Waterhouse Dow 30 Fund
                          TD Waterhouse Bond Index Fund
                          TD Waterhouse 500 Index Fund
                    TD Waterhouse Extended Market Index Fund
                         TD Waterhouse Asian Index Fund
                        TD Waterhouse European Index Fund
                          TD Waterhouse Technology Fund
                      TD Waterhouse Tax Managed Growth Fund


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         3. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                                  TD WATERHOUSE TRUST


                                            By:   /s/ Christopher J. Kelley
                                                  --------------------------
                                                  Vice President and Secretary

                                                   THE BANK OF NEW YORK


                                            By:   /s/ Jorge E. Ramos
                                                  ---------------------------
                                                  Vice President